UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Cepton, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CEPTON, INC.
399 West Trimble Road
San Jose, California 95131
(408) 459-7579

[    ], 2023

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of Cepton, Inc., a Delaware corporation (the “Company”), which will be held on September 7, 2023, at 9:00 a.m. Pacific Time, conducted solely online via live webcast (the “Special Meeting”). We believe hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Special Meeting online, vote your shares electronically and submit your questions prior to the meeting at https://www.cstproxy.com/cepton/sm2023 and during the meeting by visiting https://www.cstproxy.com/cepton/sm2023 at the meeting date and time described in the accompanying Proxy Statement. The conference ID for the meeting is 3127195#. There is no physical location for the Special Meeting.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before this Special Meeting. Whether or not you plan to attend the virtual Special Meeting, please sign, date and return the accompanying proxy card or voting instruction form in the postage-paid envelope provided or submit your proxy or voting instructions electronically via the Internet or by telephone. See “Questions and answers about the proxy materials and Special Meeting — How do I vote and what are the voting deadlines?” in the Proxy Statement for more details. You may also vote your shares online during the Special Meeting. Instructions for each type of voting are included on your proxy card or voting instruction form. Returning the proxy card or voting instruction form or submitting your proxy or voting instructions electronically does not deprive you of your right to attend the virtual Special Meeting and to vote your shares online during the virtual Special Meeting.

By Order of the Board of Directors

Jun Pei
President and Chief Executive Officer
[ ], 2023

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS

September 7, 2023
9:00 a.m. Pacific Time

HOW TO PARTICIPATE:

Our Special Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Special Meeting via live webcast, please visit: https://www.cstproxy.com/cepton/sm2023. You will not be able to attend the Special Meeting in person.

ITEMS OF BUSINESS:	Proposal One

Approve a series of sixteen alternative potential amendments to the Company’s Second Amended and Restated Certificate of Incorporation to authorize the Company’s Board of Directors to effect (i) a reverse stock split of the issued shares of our common stock (including shares of common stock held by the Company in treasury), at ratios of 1 share of common stock for each whole number of issued shares of our common stock between five and twenty, which ratio to become effective to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split, and (ii) a corresponding reduction in the total number of authorized shares of common stock and corresponding reduction in the total number of shares the Company is authorized to issue;

	Proposal Two	Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One; and
Transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.
WHO MAY VOTE:	Stockholders of record of our common stock as of the close of business on July 28, 2023.
STOCKHOLDER LIST:

A complete list of stockholders of record of our common stock entitled to vote at the Special Meeting will be maintained in our principal executive offices at 399 West Trimble Road, San Jose, California 95131 for ten days prior to the Special Meeting.

Your vote is important to us. Whether or not you expect to attend the Special Meeting via live webcast, please submit a proxy or voting instructions as soon as possible to instruct how your shares are to be voted at the Special Meeting. If you participate in and vote your shares at the Special Meeting, your proxy will not be used.

i

ii

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held September 7, 2023

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cepton, Inc. for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on September 7, 2023 at 9:00 a.m. Pacific Time, and at any and all postponements or adjournments of the Special Meeting, for the purposes set forth in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and proxy materials are first being made available to stockholders on or about August [    ], 2023.

We will be hosting the Special Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Special Meeting live via the Internet at https://www.cstproxy.com/cepton/sm2023. Stockholders may vote and ask questions while connected to the Special Meeting on the Internet.

You will not be able to attend the Special Meeting in person.

Unless the context otherwise requires, references in this Proxy Statement to “Company,” “we,” “our,” “us,” and similar terms refer to Cepton, Inc., a Delaware corporation. Our company website can be found at www.cepton.com. Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CPTN”. Information contained on or accessible through Cepton’s website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING PROXY MATERIALS

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. Accordingly, the Proxy Statement and accompanying proxy card will first be mailed to our stockholders on or about August [ ], 2023. Our proxy materials are also available to our stockholders free of charge at https://investors.cepton.com.

MEETING INFORMATION

Special Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
9:00 a.m. Pacific Time on September 7, 2023	The Special Meeting will be hosted via live webcast on the Internet at https://www.cstproxy.com/cepton/sm2023.	July 28, 2023

Voting

Stockholders as of the close of business on the record date are entitled to vote.

Vote by Internet at
www.cstproxyvote.com

Vote during the meeting via the Internet at https://www.cstproxy.com/cepton/sm2023.

Voting Matters

PROPOSALS		BOARD RECOMMENDATION
One

Approve a series of sixteen alternative potential amendments to the Company’s Second Amended and Restated Certificate of Incorporation to authorize the Company’s Board of Directors to effect (i) a reverse stock split of the issued shares of our common stock (including shares of common stock held by the Company in treasury), at ratios of 1 share of common stock for each whole number of issued shares of our common stock between five and twenty, which ratio to become effective to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split, and (ii) a corresponding reduction in the total number of authorized shares of common stock and corresponding reduction in the total number of shares the Company is authorized to issue.

FOR
Two	Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One.	FOR

PROPOSAL ONE — APPROVAL OF A REVERSE STOCK SPLIT OF Our Issued COMMON STOCK AND A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are asking stockholders to approve a series of sixteen alternative potential amendments (each a “Split Amendment” and collectively, the “Split Amendments”) to our Second Amended and Restated Certificate of Incorporation to authorize the Board to implement (i) a reverse stock split of the issued shares of our common stock (including shares of common stock held by the Company in treasury) at ratios of 1 share of common stock for each whole number of issued shares of our common stock between five and twenty, which ratio to become effective to be determined by the Board if the Board subsequently determines to proceed with the reverse stock split (the “Reverse Stock Split”) and (ii) a corresponding reduction in the total number of authorized shares of common stock and a corresponding reduction in the total number of shares the Company is authorized to issue as set forth under “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” below (the “Authorized Shares Reduction”). The Board has unanimously approved and declared advisable each of the Split Amendments to implement the Reverse Stock Split and the Authorized Shares Reduction and recommends that our stockholders approve each of the Split Amendments to effect this Proposal One. For convenience of our stockholders, each of the Split Amendments has been set forth in a single Certificate of Amendment attached hereto as Appendix A (the “Certificate of Amendment”), indicating in brackets the Reverse Stock Split ratio and the corresponding total number of authorized shares and number of authorized shares of Common Stock that we would be authorized to issue for each of the alternate Split Amendments. The Board will determine which of the Split Amendments, if any, will become effective. Only one Split Amendment will be filed with the Secretary of State of the State of Delaware and therefore only one Split Amendment can become effective. All other Split Amendments will automatically be abandoned. The Board may also decide not to effect any of the Split Amendments, in which case all of the Split Amendments will be abandoned.

If stockholders approve this Proposal One, the stockholders will have approved a series of sixteen separate amendments to our Second Amended and Restated Certificate of Incorporation authorizing (i) the Reverse Stock Splits, pursuant to which each whole number of our issued shares of common stock between five and twenty will be combined into one share of our common stock and (ii) the reduction in the number of authorized shares of our common stock and the number of shares the Company is authorized to issue. The Company is currently authorized to issue 355,000,000 shares consisting of 350,000,000 shares of our common stock and 5,000,000 shares of our preferred stock. The table below represents each of the Split Amendments the stockholders are being asked to approve (each amendment representing a ratio of one to each whole number between five and twenty, designated as Amendments A-P) and sets forth each possible Reverse Stock Split ratio and the corresponding reduction in the total number of authorized shares of common stock and the total authorized number of shares that would be effected with respect to each such Split Amendment. The number of authorized shares of our preferred stock will remain at 5,000,000 irrespective of which, if any, of the proposed amendments become effective.

Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction

Amendments	Reverse Stock Split Ratio Range	Number of Authorized Shares of Common Stock Following the Reverse Stock Split and Authorized Shares Reduction	Total Number of Authorized Shares of Stock Following the Reverse Stock Split and Authorized Shares Reduction
A	1-for-5	70,000,000	75,000,000
B	1-for-6	60,000,000	65,000,000
C	1-for-7	50,000,000	55,000,000
D	1-for-8	45,000,000	50,000,000
E	1-for-9	40,000,000	45,000,000
F-G	1-for-10 to 1-for-11	35,000,000	40,000,000
H-I	1-for-12 to 1-for-13	30,000,000	35,000,000
J-K	1-for-14 to 1-for-15	25,000,000	30,000,000
L-M	1-for-16 to 1-for-17	22,500,000	27,500,000
N-O	1-for-18 to 1-for-19	20,000,000	25,000,000
P	1-for-20	17,500,000	22,500,000

If the stockholders approve Proposal One, the Board will have the authority, but not the obligation, in its sole discretion, at any time prior to the one year anniversary of the Special Meeting, to elect without further action on the part of the stockholders, as it determines to be in the best interests of the Company and its stockholders, whether to effect a Reverse Stock Split and Authorized Shares Reduction and, if so, to determine the Reverse Stock Split ratio and corresponding reduction to the number of authorized shares to effectuate by choosing which of the approved Split Amendments set forth above shall become effective. To effect the Split Amendment chosen by the Board, the Company will file with the Secretary of State the Certificate of Amendment reflecting the Reverse Stock Split ratio and authorized number of shares chosen by the Board. The Authorized Shares Reduction is not directly proportional to the Reverse Stock Split ratio, which means, in the event the Reverse Stock Split is implemented, there may be an effective increase in the number of authorized shares of common stock available for issuance. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split and Authorized Shares Reduction.

We are proposing that the Board have the discretion to select a Reverse Stock Split ratio between one-for-five (1:5) to one-for-twenty (1:20), rather than proposing that stockholders approve one specific ratio at this time, in order to give the Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement Reverse Stock Split.” We believe that enabling the Board to determine which ratio of the Reverse Stock Split within the stated range is in the best interests of the Company’s stockholders because it will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented.

As of June 30, 2023, there were 158,224,189 shares of common stock issued and 158,224,189 shares of common stock outstanding. Based on such number of shares of common stock issued, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by the Board, issued shares of stock as illustrated in the table under the caption “— Principal Effects of the Reverse Stock Split and the Authorized Shares Reduction — Effect on Shares.”

All holders of common stock will be affected proportionately by the Reverse Stock Split, except to the extent that the Reverse Stock Split results in the payment of cash to any stockholder in lieu of issuing a fractional share.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, any stockholders who would have been entitled to receive a fractional share as a result of the Reverse Stock Split will receive cash payments in lieu of such fractional shares (see “— Fractional Shares”). The transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then-prevailing prices on the open market. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale net of any brokerage and other costs incurred by the transfer agent to sell such stock. While the effect of the Reverse Stock Split will be to reduce the number of issued shares, each holder of common stock will hold the same percentage of the issued shares of common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving cash in lieu of fractional shares. The par value of our common stock will continue to be $0.00001 per share (see “— Principal Effects of the Reverse Stock Split and the Authorized Shares Reduction — Effect of Reverse Stock Split on Stated Capital”).

Background and Reasons for the Reverse Stock Split

The Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to:

•        increase the per-share price of our common stock;

•        maintain the listing of our common stock on Nasdaq; and

•        potentially improve the marketability and liquidity of our common stock.

Increase the Per-Share Price of our Common Stock

The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of our common stock. In determining to seek authorization for this Proposal One, the Board considered that, by combining a number of pre-split shares into one share of common stock, the market price of a post-split share is generally greater than the market price of a pre-split share. However, we cannot assure you that the Reverse Stock Split will increase the per share price of our common stock or that any such increase will be proportional to the Reverse Stock Split ratio (see “Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Shares Reduction”).

Maintain Listing on Nasdaq

Our common stock is listed on Nasdaq under the symbol “CPTN.” On April 13, 2023, we were notified by Nasdaq that we were no longer in compliance with the continued listing requirements of Nasdaq because the average trading price of our common stock over a 30 consecutive business day period had fallen below $1.00 per share, which is the minimum bid price per share required to maintain listing on the Nasdaq under Nasdaq Listing Rule 5550(a)(2). Even if the market price per share of our common stock post-Reverse Stock Split is in excess of $1.00 per share, we may be delisted in the future if we fail to meet Nasdaq’s continued listing requirements.

Potentially Improve the Marketability and Liquidity of our Common Stock

The Board believes that continued listing on Nasdaq provides overall credibility to an investment in our common stock, given the stringent listing and disclosure requirements of Nasdaq. In addition, the Board believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock by mitigating the negative effects of certain practices and policies:

•        Stock Price Requirements:    Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds may also be reluctant to invest in lower-priced stocks.

•        Stock Price Volatility:    A higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find our common stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

•        Transaction Costs:    Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

•        Access to Capital Markets:    If our common stock is delisted from Nasdaq, investor demand for additional shares of our common stock could be limited, thereby preventing us from accessing the public equity markets.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in our common stock by avoiding these policies and practices. Increasing visibility of our common stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make our common stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of our common stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

Reasons for the Authorized Shares Reduction

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of common stock. However, without the Authorized Shares Reduction, the Reverse Stock Split would significantly increase the proportion of unissued, authorized shares of common stock that could be issued, which could allow the Company to dilute stockholders more in the future than it is currently able to do. The Board believes that effecting the Authorized Shares Reduction in connection with the Reverse Stock Split will maintain alignment with the market expectations regarding the number of shares of authorized common stock in comparison to the number of shares issued or reserved for issuance, and ensure that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.

The Authorized Shares Reduction is not directly proportional to the Reverse Stock Split ratio, which means, in the event the Reverse Stock Split is implemented, there may be an effective increase in the number of authorized shares of common stock available for issuance. However, this increase, if any, will be substantially smaller than the effect a Reverse Stock Split would have had without an Authorized Share Reduction.

Criteria to be Used for Determining Whether to Implement the Reverse Stock Split

In determining whether and when to effect the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of this Proposal One, the Board may consider, among other things, various factors, such as:

•        the historical trading price and trading volume of our common stock;

•        the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•        the continued listing requirements for our common stock on Nasdaq or other applicable exchange;

•        actual and forecasted results of operations, and the likely effect of such results on the market price of our common stock;

•        the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock;

•        the number of shares of common stock issued;

•        the anticipated impact of a particular Reverse Stock Split ratio on our ability to reduce administrative and transactional costs; and

•        prevailing general market, industry and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split and the Authorized Shares Reduction

We cannot assure you that the proposed Reverse Stock Split will increase the price of our common stock.    We expect that the Reverse Stock Split will increase the market price of our common stock. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of issued shares of common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per-share price that would attract investors who do not trade in lower-priced stocks. In addition, although we believe that the Reverse Stock Split may enhance the marketability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse

Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We may not satisfy the Nasdaq continued listing requirements following the Reverse Stock Split.    While we intend to monitor the average closing price of our common stock and consider available options if it does not continue to trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that our common stock will remain listed on Nasdaq. If our common stock ultimately were to be delisted from Nasdaq for any reason, it could negatively impact us as it would likely reduce the liquidity and market price of our common stock; reduce the number of investors willing to hold or acquire our common stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and might negatively impact our reputation and, as a consequence, our business.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.    The liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock, which may be more difficult to sell. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares or of even multiples of 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Effective Time

The effective time of the Split Amendment (the “Effective Time”), if approved by stockholders and implemented by us, will be the date and time the Certificate of Amendment is filed with the Delaware Secretary of State, or such later time set forth therein. See below under “Reservation of Right to Delay the Filing of the Certificate of Amendment, or Abandon the Reverse Stock Split and the Authorized Shares Reduction.”

Except as to fractional shares, at the Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, the shares of common stock issued (including shares of common stock held by the Company in treasury) immediately prior thereto into a lesser number of new shares of common stock in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this Proposal One and as reflected in the Split Amendment filed with Delaware Secretary of State. Also at the Effective Time, the Authorized Shares Reduction will reduce, automatically and without any action on the part of us or our stockholders, the number of authorized shares of common stock and total number of authorized shares as reflected in the Split Amendment filed with the Delaware Secretary of State.

Fractional Shares

Stockholders will not receive fractional shares of common stock in connection with the Reverse Stock Split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable price and that it may take several days to sell all of the aggregated fractional shares of common stock. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale net of any brokerage and other costs incurred by the transfer agent to sell such stock. After the Effective Time, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive payment as described herein.

Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of common stock at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold common stock after the Reverse Stock Split, you may do so by either:

•        purchasing a sufficient number of shares of common stock; or

•        if you have shares of common stock in more than one account, consolidating your accounts;

in each case, so that you hold a number of shares of common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of common stock held in registered form and shares of common stock held in “street name” (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Principal Effects of the Reverse Stock Split and the Authorized Shares Reduction

General

After the Effective Time, the number of our issued shares of common stock will decrease at the Reverse Stock Split ratio of not less than one-for-five (1:5) and not more than one-for-twenty (1:20). The Reverse Stock Split would be effected simultaneously for all of our issued common stock (including shares of common stock held by the Company in treasury), and the exchange ratio will be the same for all shares of issued common stock (including shares of common stock held by the Company in treasury) and each stockholder will own a reduced number of shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders receiving cash in lieu of fractional share as described above. Voting rights and other rights and preferences of the holders of common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the issued shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the issued shares of common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal effects of the Reverse Stock Split and the Authorized Shares Reduction will be that:

•        each five to twenty whole shares of common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of common stock;

•        no fractional shares of common stock will be issued in connection with the Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained above;

•        the authorized number of shares of common stock and the total number of authorized shares of all classes of stock will be reduced in the amount corresponding with the Reverse Stock Split ratio as set forth under “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” above;

•        based upon the Reverse Stock Split ratio selected by the Board, adjustments will be made to all then-outstanding awards under all of the Company’s equity plans, the per-share exercise price and the number of shares issuable upon the exercise of the Warrants and to the per-share conversion price and the number of shares issuable upon conversion of the Company’s Series A Convertible Preferred Stock in accordance with the provisions of the Company’s equity plans, the Warrants and the Company’s Series A Convertible Preferred Stock, respectively;

•        the number of stockholders owning “odd lots” of less than 100 shares of common stock may potentially increase and, although odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots generally are proportionately higher than the costs of transactions in “round lots” of even multiples of 100 shares, we believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split; and

•        the number of shares then reserved for issuance under the Company’s equity plans, the Warrants and the Company’s Series A Convertible Preferred Stock will be reduced in in accordance with the provisions of the Company’s equity plans, the Warrants and the Company’s Series A Convertible Preferred Stock, respectively, based on the Reverse Stock Split ratio.

Effect on Shares

The following table contains approximate information, based on share information as of June 30, 2023, relating to the issued shares of common stock based on selected proposed Reverse Stock Split ratios and information regarding our shares of common stock authorized but not issued or reserved for issuance that will remain available for issuance immediately following the effectiveness of such Reverse Stock Split and the corresponding Authorized Shares Reduction (assuming that this Proposal One is approved and implemented):

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued	Number of Shares of Common Stock Reserved for Future Issuance(1)	Number of Shares of Common Stock Authorized but Not Issued or Reserved
Pre-Reverse Stock Split and Authorized Shares Reduction	350,000,000	158,224,189	119,603,121	72,172,690
Post-Reverse Stock Split and Authorized Shares Reduction 1:5	70,000,000	31,644,837	23,920,624	14,434,539
Post-Reverse Stock Split and Authorized Shares Reduction 1:6	60,000,000	26,370,698	19,933,853	13,695,449
Post-Reverse Stock Split and Authorized Shares Reduction 1:7	50,000,000	22,603,455	17,086,160	10,310,385
Post-Reverse Stock Split and Authorized Shares Reduction 1:8	45,000,000	19,778,023	14,950,390	10,271,587
Post-Reverse Stock Split and Authorized Shares Reduction 1:9	40,000,000	17,580,465	13,289,235	9,130,300
Post-Reverse Stock Split and Authorized Shares Reduction 1:10	35,000,000	15,822,418	11,960,312	7,217,270
Post-Reverse Stock Split and Authorized Shares Reduction 1:12	30,000,000	13,185,349	9,966,926	6,847,725
Post-Reverse Stock Split and Authorized Shares Reduction 1:14	25,000,000	11,301,727	8,543,080	5,155,193
Post-Reverse Stock Split and Authorized Shares Reduction 1:16	22,500,000	9,889,011	7,475,195	5,135,794
Post-Reverse Stock Split and Authorized Shares Reduction 1:18	20,000,000	8,790,232	6,644,617	4,565,151
Post-Reverse Stock Split and Authorized Shares Reduction 1:20	17,500,000	7,911,209	5,980,156	3,608,635

____________

(1)      Includes an estimate of approximately 5 million shares that may be issuable as a result of in-kind interest payments on the Series A Convertible Preferred Stock.

As illustrated in the table above, and as detailed under “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction,” the Authorized Shares Reduction will result in a reduction of the total number of shares of common stock and the total number of authorized shares of all classes of stock that we are authorized to issue, but that reduction may not always be proportional to the split ratio. Further, the Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of our common stock would remain unchanged at $0.00001 per share. As of July 28, 2023, we did not have any shares of common stock that were issued, but not outstanding.

The number of authorized shares of our preferred stock and the number of shares of our Series A Convertible Preferred Stock that are issued and outstanding will not change as a result of the proposed Reverse Stock Split and Authorized Shares Reduction, but the applicable terms of our Series A Convertible Preferred Stock (including those governing conversion rights) will be adjusted for the Reverse Stock Split that is effected in accordance with the terms of our Series A Convertible Preferred Stock.

After the Effective Time, our common stock would have a new Committee on Uniform Securities Identification Procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on Nasdaq under the symbol “CPTN” immediately following the Reverse Stock Split, subject to our regaining compliance with Nasdaq’s minimum bid price requirement by October 10, 2023 and our ability to otherwise satisfy Nasdaq’s continued listing requirements.

Effect of Reverse Stock Split on Stated Capital

Pursuant to the Reverse Stock Split, the par value of our common stock will remain $0.00001 per share. As a result of the Reverse Stock Split, at the Effective Time, the stated capital on our balance sheet attributable to common stock (subject to a minor adjustment in respect of the treatment of fractional shares) and the additional paid-in capital account will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of common stock issued and outstanding. The stated capital attributable to common stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. The net income or loss per share of common stock will increase because there will be fewer shares of common stock issued and outstanding. The shares of common stock held in treasury, if any, will also be reduced based on the Reverse Stock Split ratio selected by the Board. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

The combination of, and reduction in, the number of issued shares of common stock as a result of the Reverse Stock Split will occur automatically at the Effective Time without any additional action on the part of our stockholders.

Upon the Reverse Stock Split, we intend to treat stockholders holding shares of common stock in “street name” (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose shares of common stock are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of common stock in “street name”; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of common stock with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your broker, bank or holder of record.

If you hold registered shares of common stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to post-Reverse Stock Split shares of common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of shares of common stock you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned the shares of common stock for which you received a cash payment. See “— Fractional Shares.”

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split or the Authorized Shares Reduction that is different from, or in addition, to the interests of all of our other stockholders.

Reservation of Right to Delay the Filing of the Certificate of Amendment, or Abandon the Reverse Stock Split and the Authorized Shares Reduction

We reserve the right to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split and the Authorized Shares Reduction at any time before the Effective Time, even if the Reverse Stock Split has been approved by stockholders at the Special Meeting. By voting in favor of Proposal One, you are also expressly authorizing the Board to delay, until the one-year anniversary of the Special Meeting, or abandon all of the Split Amendments if the Board determines that such action is in the best interests of the Company and its stockholders. If the Board fails to implement the Reverse Stock Split prior to the one-year anniversary of this Special Meeting all of the Split Amendments will be deemed abandoned and stockholder approval would again be required prior to implementing any Reverse Stock Split.

Required Vote; Effect of Proposal

To be approved, this Proposal One requires the affirmative vote of a majority of the votes cast by the stockholders of the Company present in person or represented by proxy and entitled to vote thereon. Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting. If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker or other organization may vote your shares under limited circumstances if you do not provide voting instructions before the Special Meeting. These circumstances include voting your shares on so-called “routine matters.” This Proposal One is a “routine” matter and, therefore, no broker non-votes are anticipated on this Proposal One. Abstentions will not be treated as votes “FOR” or “AGAINST” and will not be counted in determining the outcome of the vote on this Proposal One. Proxies solicited by the Board will be voted “FOR” approval of this Proposal One, unless otherwise specified. If stockholder approval for this Proposal One is not obtained, then the Reverse Stock Split and the Authorized Shares Reduction will not be effected.

No Appraisal Rights

Under the DGCL, our Second Amended and Restated Certificate of Incorporation and our Bylaws, stockholders have no rights to exercise dissenter’s or appraisal rights with respect to the Split Amendment to effect the Reverse Stock Split and the Authorized Shares Reduction.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury Department regulations promulgated thereunder (the “Treasury Regulations”), published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, in each case in existence on the date hereof, all of which are subject to change. Any such change could apply retroactively and could adversely affect the tax consequences described below. No assurance can be given that the IRS will agree with the consequences described in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation. No advance tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of the transactions described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of common stock that is (a) an individual who is a citizen of the United States or who is resident in the United States for U.S. federal income tax purposes, (b) an entity that is classified for U.S. federal income tax purposes as a corporation and that is organized under the laws of the United States, any state thereof, or the District of Columbia, or is otherwise treated for U.S. federal income tax purposes as a domestic corporation, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust (i) whose administration is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons as described in Section 7701(a)(30) of the Code (“United States persons”), or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This summary does not discuss all U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances, including consequences that may be relevant for U.S. Holders that may be subject to special treatment under U.S. federal income tax law (for example, tax-exempt organizations, S corporations, partnerships and other pass through entities (and investors therein), mutual funds, insurance companies, banks and other financial institutions, dealers in securities, brokers or traders in securities, commodities or currencies that elect to use a mark-to-market method of accounting, real estate investment trusts, regulated investment companies, individual retirement accounts, qualified pension plans, persons who hold shares of common stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction, U.S. Holders that have a functional currency other than the U.S. dollar and persons who acquired shares of common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan). Furthermore, this summary does not discuss any alternative minimum tax consequences or the Medicare contribution tax on net investment income, and does not address any aspects of U.S. state or local or non-U.S. taxation. This summary only applies to those beneficial owners that hold shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity classified for U.S. federal income tax purposes as a partnership owns shares of common stock, the tax treatment of a member of the entity will depend on the status of the member and the activities of the entity and such member. The tax treatment of such an entity, and the tax treatment of any member of such an entity, are not addressed in this summary. Any entity that is classified for U.S. federal income tax purposes as a partnership and that owns shares of common stock, and any members of such an entity, are encouraged to consult their tax advisors.

U.S. HOLDERS OF SHARES OF COMMON STOCK ARE ENCOURAGED TO SEEK ADVICE FROM THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TAKING INTO ACCOUNT THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

We intend to take the position that the Reverse Stock Split constitutes a recapitalization for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization:

•        a U.S. Holder will not recognize gain or loss on the Reverse Stock Split, except with respect to any cash received in lieu of a fractional share of common stock;

•        the aggregate tax basis of the shares of common stock received by a U.S. Holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares exchanged therefor (excluding any portion of such basis allocable to a fractional share); and

•        the holding period of the shares of common stock received by a U.S. Holder in the Reverse Stock Split will include the holding period of the shares exchanged therefor.

Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a stockholder on different dates and at different prices. U.S. Holders that acquired shares of common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.

A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders meaningfully reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no meaningful reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

Payments of cash made in lieu of a fractional share of common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each U.S. Holder that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.

Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL ONE.

PROPOSAL TWO — VOTE ON ADJOURNMENT

If at the Special Meeting there are not sufficient votes to approve Proposal One (approval of the Split Amendments to effect the Reverse Stock Split and Authorized Shares Reduction), we intend to move to vote on this Adjournment Proposal. We do not intend to move for a vote on this Proposal Two if Proposal One is approved by the requisite number of shares of our common stock at the Special Meeting.

In this Adjournment Proposal, the Company’s stockholders are being asked to approve a proposal that will give the Board authority to adjourn the Special Meeting to a later date or time, if necessary, to solicit additional proxies in favor of Proposal One if there are insufficient votes at the time of the Special Meeting to approve Proposal One. If the stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of this Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes “AGAINST” Proposal One to defeat such proposal, we could adjourn the Special Meeting without a vote on Proposal One and seek to convince the holders of those shares to change their votes to votes in favor of Proposal One.

Required Vote

To be approved, this Proposal Two requires the affirmative vote of a majority of the votes cast by the stockholders of the Company present in person or represented by proxy and entitled to vote thereon. Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting. If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker or other organization may vote your shares under limited circumstances if you do not provide voting instructions before the Special Meeting. These circumstances include voting your shares on so-called “routine matters.” This Proposal Two is a “routine” matter, and, therefore, no broker non-votes are anticipated on this Proposal Two. Abstentions will not be counted as votes “FOR” or “AGAINST” and will not be counted in determining the outcome of the vote on this Proposal Two. Proxies solicited by the Board will be voted “FOR” approval of this Proposal Two, unless otherwise specified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL TWO IF THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE PROPOSAL ONE.

HOLDINGS OF MAJOR STOCKHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2023 for:

•        each of our named executive officers;

•        each of our directors;

•        all of our current directors and executive officers as a group; and

•        each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 158,224,189 shares of our common stock outstanding as of June 30, 2023. In accordance with SEC rules, we have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within sixty (60) days of June 30, 2023 and shares of our common stock underlying RSUs that are currently releasable or releasable within sixty (60) days of June 30, 2023 to be outstanding and to be beneficially owned by the person holding the common stock, options, warrants or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cepton, Inc., 399 West Trimble Road, San Jose, California, 95131. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	%
5% Holders:
Koito Manufacturing Co., Ltd.(1)	19,624,741	12.4%
LDV Partners Fund I, L.P.(2)	16,163,422	10.2%
Dr. Mark McCord(3)	10,389,248	6.6%
Yupeng Cui(4)	9,679,376	6.1%
Executive Officers and Directors:
Dr. Jun Pei(5)	27,238,261	17.2%
Dr. Jun Ye(6)	25,916,966	16.4%
Hull Xu(7)	543,953	*
Dr. Liqun Han(8)	3,017,686	1.9%
Dr. Dongyi Liao(9)	2,472,694	1.6%
George Syllantavos(10)	1,053,423	*
Takayuki Katsuda(11)	—	—%
Hideharu (Harry) Konagaya(12)	—	—%
Dr. Mei (May) Wang	76,923	*
Xiaogang (Jason) Zhang	76,923	*
Directors and executive officers as a group (ten individuals)	60,396,829	38.2%

____________

*        Less than 1% of outstanding common stock.

(1)      Consists of 19,624,741 shares of common stock. The business address of Koito Manufacturing Co., Ltd. is 5-1-18, Kitashinagawa, Shinagawa-ku, Tokyo, Japan.

(2)      Based on Amendment No. 1 to the Schedule 13G filed by LDV Partners Fund I, L.P. on February 6, 2023.

(3)      Consists of 10,389,248 shares of common stock owned by the McCord Trust, dated January 7, 2020, of which Dr. McCord is a trustee.

(4)      Consists of 9,679,376 shares of common stock.

(5)      Consists of 1,283,993 shares of common stock owned by Dr. Pei and 25,954,268 shares of common stock owned by the Pei 2000 Trust of which Dr. Pei is a trustee.

(6)      Consists of (i) 20,818,496 shares of common stock owned by Dr. Ye; (ii) 2,449,235 shares of common stock owned by the Lynnelle Lin Ye Irrevocable Trust dated December 8, 2020 of which Dr. Ye is a trustee; (iii) 2,449,235 shares of common stock owned by the Brion Qi Ye Irrevocable Trust dated December 8, 2020 of which Dr. Ye is a trustee; (iv) and 200,000 shares of common stock owned by the Ye-Wang Family Trust, dated March 31, 2007, of which Dr. Ye is a trustee.

(7)      Consists of (i) 395,454 shares of common stock issuable pursuant to options exercisable within 60 days of June 30, 2023; (ii) 135,999 shares of common stock owned by Mr. Xu; and (iii) 12,500 shares of common stock issuable pursuant to warrants exercisable within 60 days of June 30, 2023.

(8)      Consists of 489,847 shares of common stock owned by The Han-Ouyang Living Trust, U/A, dated March 21, 2021, of which Dr. Han is a trustee, and 2,418,619 shares of common stock issuable pursuant to options exercisable within 60 days of June 30, 2023.

(9)      Consists of (i) 100,000 shares of common stock owned by Dr. Liao and (ii) 2,372,694 shares of common stock issuable pursuant to options exercisable within 60 days of June 30, 2023.

(10)    Consists of 435,923 shares of common stock owned by Mr. Syllantavos and 617,500 shares of common stock issuable to Magellan Investments Corp. pursuant to warrants that are exercisable within 60 days of the date June 30, 2023. Mr. Syllantavos is the president and the sole director of Magellan Investments Corp.

(11)    Mr. Katsuda is the Managing Corporate Officer of Koito Manufacturing Co., Ltd. The business address of Mr. Katsuda is c/o Koito Manufacturing Co., Ltd., 5-1-18, Kitashinagawa, Shinagawa-ku, Tokyo, Japan.

(12)    Mr. Konagaya is a Senior Managing Director, Head of the Finance & Accounting Department, and Head of the Procurement Department of Koito Manufacturing Co., Ltd. The business address of Mr. Konagaya is c/o Koito Manufacturing Co., Ltd., 5-1-18, Kitashinagawa, Shinagawa-ku, Tokyo, Japan.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of that site is www.sec.gov.

You can also review the Company’s SEC filings on its website at http://investors.cepton.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this Proxy Statement.

OTHER MATTERS

We do not know of any other matter that will be brought before the Special Meeting. However, if any other matter properly comes before the Special Meeting or any postponement(s) or adjournment(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

QUESTIONS AND ANSWERS ABOUT THE PROXY
MATERIALS AND Special MEETING

In accordance with rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a proxy card. Accordingly, the Proxy Statement and accompanying proxy card will first be mailed to our stockholders on or about August [    ], 2023.

What items of business will be voted on at the Special Meeting?

The items of business scheduled to be voted on at the Special Meeting are:

Proposal One.

Approve a series of sixteen alternative potential amendments to the Company’s Second Amended and Restated Certificate of Incorporation to authorize the Company’s Board of Directors to effect (i) a reverse stock split of the issued shares of our common stock (including shares of common stock held by the Company in treasury), at ratios of 1 share of common stock for each whole number of issued shares of our common stock between five and twenty, which ratio to become effective to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split, and (ii) a corresponding reduction in the total number of authorized shares of common stock and corresponding reduction in the total number of shares the Company is authorized to issue; and

Proposal Two.	Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One.

Stockholders will also be asked to consider and transact such other business as may properly come before the Special Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board recommends that you vote your shares:

1.      “FOR” Proposal One: the approval of a series of sixteen alternative potential amendments to the Company’s Second Amended and Restated Certificate of Incorporation to authorize the Company’s Board of Directors to effect (i) a reverse stock split of the issued shares of our common stock (including shares of common stock held by the Company in treasury), at ratios of 1 share of common stock for each whole number of issued shares of our common stock between five and twenty, which ratio to become effective to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split, and (ii) a corresponding reduction in the total number of authorized shares of common stock and corresponding reduction in the total number of shares the Company is authorized to issue; and

2.      “FOR” Proposal Two: the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One.

Who is entitled to vote?

Only stockholders of record at the close of business on July 28, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were [158,224,189] shares of our common stock outstanding and entitled to vote at the Special Meeting.

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

•        Beneficial Owners.    Most of our stockholders hold their shares through a broker, bank, or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

•        Stockholders of Record.    If you hold shares directly in your name with our stock transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares, and the proxy materials, together with a proxy card, have been sent directly to you by the Company.

Can I attend the Special Meeting?

We will be hosting the Special Meeting live via the Internet. You will not be able to attend the Special Meeting in person. Any stockholder can listen to and participate in the Special Meeting live via the Internet at https://www.cstproxy.com/cepton/sm2023, and can also be accessed by phone at 1-800-450-7155 (toll-free) (within the U.S. and Canada) or 1-857-999-9155 (standard rates apply) (outside of the U.S. and Canada). The conference ID for the meeting is 3127195#. Our virtual Special Meeting allows stockholders to submit questions and comments before and during the meeting. After all proposals are presented at the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://investors.cepton.com/, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Special Meeting webcast will begin promptly at 9:00 a.m., Pacific Time. We encourage you to access the Special Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Special Meeting?

You will need the control number included on your proxy card or voting instruction form in order to be able to vote your shares or submit questions during the Special Meeting. If you do not have your control number, you will be able to access and listen to the Special Meeting, but you will not be able to vote your shares or submit questions during the Special Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at https://www.cstproxy.com/cepton/sm2023.

Why is the Company holding the Special Meeting virtually?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful responses. In addition, we intend the virtual meeting format to provide stockholders with a similar level of transparency to the traditional in-person meeting format, and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Special Meeting as they would at an in-person meeting.

How do I vote and what are the voting deadlines?

•        Beneficial Owners.    If you are a beneficial owner of your shares, you should have received the proxy materials and voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. You may also vote your shares while participating in the Special Meeting. Instructions on how to vote while participating in the Special Meeting live via the Internet are posted at https://www.cstproxy.com/cepton/sm2023.

•        Stockholders of Record.    If you are a stockholder of record, there are several ways to direct how your shares are voted at the Special Meeting.

Via the Internet.    You may submit a proxy over the Internet at https://www.cstproxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on September 6, 2023.

By Telephone.    You may submit a proxy using a touch-tone telephone by calling [1-866-894-0536], 24 hours a day, seven days a week. You will need the control number included on your proxy card. Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on September 6, 2023.

By Mail.    You may direct how your shares are voted at the Special Meeting by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than September 6, 2023 to be voted at the Special Meeting.

During the Special Meeting.    Instructions on how to vote while participating in the Special Meeting live via the Internet are posted at https://www.cstproxy.com/cepton/sm2023.

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

•        Beneficial Owners.    If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

•        Stockholders of Record.    If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Special Meeting by:

•        signing and returning a new proxy card with a later date;

•        submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on September 6, 2023, will be counted;

•        participating in the Special Meeting live via the Internet and voting your shares electronically at the Special Meeting; or

•        delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Special Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?

If you are a stockholder of record and you submit a signed proxy but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Special Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

How many shares must be present or represented to conduct business at the Special Meeting?

The holders of a majority of our shares of common stock outstanding on the Record Date and entitled to vote at the Special Meeting, present or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting and any postponements or adjournments thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Special Meeting. If a quorum is not present, our Bylaws provide that the Special Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Special Meeting, present or represented by proxy.

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the proposals and one vote on each other matter that may be presented for consideration and action by the stockholders at the Special Meeting.

For each of Proposal One and Proposal Two, you may vote FOR, AGAINST or ABSTAIN. Approval of each of Proposal One and Proposal Two requires the affirmative vote of a majority of the votes cast with respect to the respective proposal at the Special Meeting by the stockholders of the Company present in person or represented by proxy and entitled to vote thereon. Virtual attendance at our Special Meeting constitutes presence in person for the Special Meeting. If you hold your shares in “street name” (that is, your shares are held in an account at and registered in the name of a brokerage firm, bank, broker-dealer or similar organization), your broker or other organization may vote your shares under limited circumstances if you do not provide voting instructions before the Special Meeting. These circumstances include voting your shares on so-called “routine matters.” Each of Proposal One and Proposal Two is a “routine” matter, and, therefore, no broker non-votes are anticipated on either of the matters anticipated to be presented at the Special Meeting. Abstentions will not be treated as votes cast and will not be counted in determining the outcome of the vote on either Proposal One or Proposal Two.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

A vote to “ABSTAIN” with respect to Proposal One will not be treated as a vote cast and will not be counted in determining the outcome of Proposal One. A vote to “ABSTAIN” with respect to Proposal Two will not be treated as a vote cast and will not be counted in determining the outcome of Proposal Two.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Both Proposal One and Proposal Two are expected to be “routine” matters.

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal One and Proposal Two.

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board. The cost of preparing, assembling, and mailing the Notice of Special Meeting of Stockholders, this Proxy Statement and form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to the use of mail, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CEPTON, INC.1

Pursuant to the provisions of § 242 of the

General Corporation Law of the State of Delaware

Cepton, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: Article IV, Paragraph (A) of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“(A) Authorized Capital Stock.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [            ]2 shares of capital stock, consisting of (i) [            ]3 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) five million (5,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).

____________

1        Note: This Certificate of Amendment represents the form of each of the sixteen alternative potential amendments to the Second A&R Certificate. The alternative amendments are designated as amendments A through P, with each sequential amendment representing a ratio of one (1) share of common stock for each sequential whole number of issued shares of the Corporation’s common stock between five (5) and twenty (20)).

          Only one of the alternative amendments will be filed with the Secretary of State of the State of Delaware and therefore only one of such alternative amendments can become effective. All other alternative amendments will automatically be abandoned. The Board of Directors of the Corporation may also decide not to effect any of the alternative amendments, in which case all of the alternative amendments will be abandoned.

          The table below represents each of the alternative amendments and sets forth each possible reverse stock split ratio and the corresponding reduction in the total number of authorized shares of common stock and the total authorized number of shares that would be effected with respect to each such alternative amendment.

Column 1 Amendments	Column 2 Reverse Stock Split Ratio Range	Column 3 Number of Authorized Shares of Common Stock Following the Reverse Stock Split and Authorized Shares Reduction	Column 4 Total Number of Authorized Shares of Stock Following the Reverse Stock Split and Authorized Shares Reduction
A	1-for-5	70,000,000	75,000,000
B	1-for-6	60,000,000	65,000,000
C	1-for-7	50,000,000	55,000,000
D	1-for-8	45,000,000	50,000,000
E	1-for-9	40,000,000	45,000,000
F-G	1-for-10 to 1-for-11	35,000,000	40,000,000
H-I	1-for-12 to 1-for-13	30,000,000	35,000,000
J-K	1-for-14 to 1-for-15	25,000,000	30,000,000
L-M	1-for-16 to 1-for-17	22,500,000	27,500,000
N-O	1-for-18 to 1-for-19	20,000,000	25,000,000
P	1-for-20	17,500,000	22,500,000

2        Note: Refer to column 4 of the table in footnote 1 for the total number of authorized shares for each alternative amendment.

3        Note: Refer to column 3 of the table in footnote 1 for the number of authorized shares of the Corporation’s common stock for each alternative amendment.

Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), each [            ]4 shares of Common Stock, par value $0.00001 per share, issued and outstanding or held in treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.00001 per share, of the Corporation (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, the fractional shares will be aggregated by the transfer agent and sold as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of such holders who would have otherwise been entitled to receive a fractional share. Upon completion of such sale, stockholders who would have been entitled to a fractional share shall receive a cash payment (without interest) from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of such sale net of any brokerage costs incurred by the transfer agent to sell such shares.

Notwithstanding anything to the contrary contained herein, the rights and preferences of the Common Stock shall at all times be subject to the rights and preferences of the Preferred Stock as may be set forth in the Certificate of Incorporation or one or more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the DGCL and this Certificate of Incorporation. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of the Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

THIRD: This Certificate of Amendment shall be effective at [    ] p.m. Eastern Time on [            ], 2023.

* * * * *

____________

4        Note: Refer to column 2 of the table in footnote 1. Each sequential amendment represents a ratio of one (1) share of common stock for each sequential whole number of issued shares of the Corporation’s common stock between five (5) and twenty (20).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this [            ] day of [            ] 2023.

By:	/s/ Jun Pei
Name:	Jun Pei
Title:	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail CEPTON INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on ______, 2023. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: https://www.cstproxy.com/cepton/SM2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Proposal One Approve a series of sixteen FOR AGAINST ABSTAIN alternative potential amendments to the Company’s Second Amended and Restated Certificate of Incorporation to authorize the Company’s Board of Directors to effect (i) a reverse stock split of the issued shares of our common stock (including shares of common stock held by the Company in treasury), at ratios of 1 share of common stock for each whole number of issued shares of our common stock between five and twenty, which ratio to become effective to be determined by the Board of Directors if the Board of Directors subsequently determines to proceed with the reverse stock split, and (ii) a corresponding reduction in the total number of authorized shares of common stock and corresponding reduction in the total number of shares the Company is authorized to issue. Proposal Two Adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One. CONTROL NUMBER Signature______________________________ Signature, if held jointly__________________________________ Date_____________, 2023 When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on ______, 2023 This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/cepton/SM2023 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY CARD FOR SPECIAL MEETING OF STOCKHOLDERS OF CEPTON INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints each of Jun Pei and Hull Xu (each, a “Proxy”) as proxy, with the power to appoint a substitute to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Special Meeting of stockholders of Cepton Inc. to be held on _____, 2023 at _____ Pacific Time, virtually via live webcast at https://www.cstproxy.com/cepton/SM2023 or at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement, and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, UNLESS SUCH AUTHORITY IS WITHHELD ON THIS PROXY CARD, THE PROXIES WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY (Continued and to be marked, dated and signed on reverse side)